                                                               EXHIBIT 10.12

                                 BUILDING LEASE

DATE OF LEASE              TERM OF LEASE              BASE RENT AMOUNT

                         BEGINNING    ENDING         $90,000.00 for first
                                                     year
September 15, 1994       9/15/94     9/15/99

LOCATION OF PREMISES:    451 Commerce                Security
                         Burr Ridge, Illinois        Deposit $7,500.00

DESCRIPTION OF PREMISES: The property being leased hereunder is as depicted upon that diagram/site plan attached hereto as Exhibit A, together with those rights of ingress, egress, storage and loading set forth herein.



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September 15, 1994     9/15/94          9/15/99         Year

-----------------------------------------------------------------------------
LOCATION OF PREMISES:  451 Commerce                     Security
                       Burr Ridge, Illinois             Deposit:  $7,500.00
-----------------------------------------------------------------------------
DESCRIPTION OF PREMISES: The property being leased hereunder is as depicted upon that diagram/site plan attached hereto as Exhibit A, together with those rights of ingress, egress, storage and loading set forth herein.
-----------------------------------------------------------------------------

LESSEE                                      LESSOR

NAME  - Nanophase Technologies Corporation  NAME    - Village of Burr Ridge
                                            ADDRESS - 7660 S. County Line Rd.
                                                    - Burr Ridge, Illinois 60521
ADDRESS -

        In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the premises designated above (the "Premises"), together with the appurtenances thereto, for the above Term.


RENT 1. Lessee shall pay Lessor the base rent amount of $90,000.00, in twelve (12) equal installments in the amount of Seven Thousand Five Hundred dollars ($7,500.00) as rent for the Premises, at Lessor's address as shown above, payable on or before the 15th of each calendar month. The first monthly payment, and the security deposit in the amount of $7,500.00, shall be due on or before September 15, 1994. Rent shall continue to be due monthly for the term of this Lease to be calculated based upon the following: for each year after the first year of this Lease, the base rental amount of $90,000.00 will increase annually by that percentage equal to the annual percentage increase for the preceding twelve (12) months in the Consumer Price Index, (Chicago-All Items for all Urban Wage Earners and Clerical Workers) (CPI-W) but said amount not to exceed a maximum of 3% annually.

IMPROVE-
MENTS 2. Lessor agrees to make the following improvements: a proper demising wall for the Premises, and a front employees' entrance/vestibule (double doors) (or, if the Lessee completes said entrance, the reasonable cost equivalent to the Village will be paid by Lessor to Lessee as reimbursement) to the Premise, said improvements to be located generally where shown on the diagram(attached hereto as EXHIBIT A, an entrance for Lessee's employees from the warehouse and manufacturing area to the office area in the Premises (the location to be as reasonably designated by Lessee), and water and sewer service to be delivered to Lessee's side of the demising wall, said service to be located not less than four feet (4'), nor more than eight feet (8') south of the wall in the Premises separating Lessee's office space from the manufacturing and warehouse space. Lessee shall be responsible for all other improvements to the Premises, including, for example, carpeting, lighting and fixtures, partitions or ceiling enhancements, provided that any alteration or addition to the Premises by Lessee requires the prior written consent of Lessor. Said consent will not be unreasonably withheld by Lessor.

CONDITION
AND
UPKEEP OF
PREMISES 3. Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this Lease that are not herein expressed; Lessee will keep the Premises including all appurtenances, in good repair, replacing all broken glass and all damaged plumbing fixtures with others of equal quality, and will keep the Premises, including adjoining areas, in a clean and healthful condition according to the applicable municipal ordinances during the term of this Lease at Lessee's expense.
           Lessor will remove all snow and ice from the roof when necessary, and will be responsible for snow removal, as needed, from the sidewalk abutting the Premises and parking lot serving the Premises. Upon the termination of this Lease, for any reason, Lessee will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted. Lessor has responsibility for upkeep of all areas on the exterior of building, including, but not limited to the roof, parking area, grass area, sidewalks and exterior walls. Lessee has responsibility for upkeep of all elements on the interior of the space within the Premises, including, but not limited to, plumbing, electric, and H.V.A.C. equipment and facilities. Lessor represents that the plumbing, electric, gas and H.V.A.C. equipment and facilities is in good working order at the commencement of this lease. Lessor shall not be obliged to incur any other expense for repairing any improvements upon said demised premises or connected therewith, and the Lessee at his own expense will keep all improvements in good repair (injury by fire, or other causes beyond Lessee's control accepted) as well as in a good tenantable and wholesome condition and will comply with all local or general regulations, laws and ordinances applicable thereto. If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may, but need not make such repairs and pay the costs thereof, and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor. Lessee is obligated to provide Lessor prompt notice of any necessary repairs for which Lessor may be responsible.

LESSEE'S
ACCESS
TO
PREMISES 4. Lessee shall have rights of reasonable ingress and egress to the Premises over the paved portions and sidewalks on Lessor's property as well as ingress and egress rights over Lessor's property to access Lessee's loading dock and shared use of Lessor's paved parking area. Lessee shall also be entitled to reasonable use of that area needed to the south of the Premises to locate its outside storage tank(s). The storage tank(s) shall be located generally in that area depicted for such use on Exhibit A. Lessee agrees to locate and install said tank(s) in a neat and orderly fashion. Lessee shall petition the Village of Burr Ridge or other applicable governmental entity for any variations(s) or permit(s) that may be needed to lawfully locate, construct and/or operate such tanks, Lessor acknowledges that said storage tanks are an integral part of Lessee's use of the Premises. If such permit, variation or approval as is needed to permit the lawful construction and use of such tanks is denied by the governmental entity with jurisdiction, Lessee shall have the option, within thirty (30) days after such denial, to terminate this Lease.

LESSSEE
NOT
TO MISUSE;
SUBLET;
ASSIGNMENT  5. Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon for Lessor, and will not load floors with machinery or goods beyond the floor load rating prescribed by applicable governmental ordinances, and will not allow the Premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof, nor assign this Lease without in each case the prior written consent of the Lessor first had, and Lessee will not permit any transfer by operation of law, mortgage or other encumbrance of the interest in the Premises acquired through this Lease. Lessee will not permit the Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building or increase the fire hazard of the building, or disturb the neighborhood, provided however, it is understood and acknowledged by Lessor that Lessee will conduct certain warehousing and manufacturing activities on the Premises and such activities shall be permitted if in compliance with applicable federal, state and local law. Lessee will not allow any signs, cards or placards to be posted, or placed thereon, nor permit any alteration of or addition to any part of the Premises, except by written consent of Lessor which consent would not be unreasonably withheld; all alterations and additions to the Premises shall remain for the benefit of Lessor unless otherwise provided in the consent aforesaid. Lessor represents that the Premises are currently zoned for Lessee's manufacturing, warehousing and office uses.

MECHANIC'S
LIEN 6. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing of such lien Lessee will promptly pay same. If a default in payment shall continue for thirty (30) days after written notice to Lessee from Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion of the lien amount without inquiry as to its validity, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on tender of bill the lien costs.

IDEMNIFY
FOR
ACCIDENTS   7. Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damages or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from any and all loss, cost, damage or expense, arising out of or from any accident or other occurrences on or about the Premises, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions hereof. Lessee agrees to obtain from a responsible insurance company, or companies, at its expense, public liability insurance in an amount not less than ONE MILLION
            ($1,000,000.00) DOLLARS with respect to any one person, and ONE
            MILLION ($1,000,000.00) DOLLARS with respect to any one accident and FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS property damage with respect to any one accident, and a certificate as to such insurance shall be deposited with Lessor.

WATER,
GAS AND
ELECTRIC
CHARGES 9. Lessee will pay, in addition to the rent above specified, all water rents, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this Lease is granted, and in case said water rents and bills for gas, electric light and power shall not be paid when due, Lessor shall, upon three days notice to Lessee have the right to pay the same, which amounts so paid are declared to be so much additional rent and payable with the installment of rent next due thereafter. Such services shall be separately metered.

LESSOR'S
ACCESS TO
PREMISES 10. Lessor and its designees shall have the right, upon reasonable notice to Lessee, to enter upon the Premises at all reasonable hours (and in emergencies at all times and without notice): (a) to inspect the same; (b) to make repairs, additions or alterations to the Premises or the building in which the same are located or any property owned or controlled by Lessor; provided, however, if Lessor intends to be reimbursed by Lessee for any such repairs, additions or alterations, it shall so notify Lessee at least fourteen (14) days prior to taking any such action in order for Lessee to determine whether it is responsible for any such repairs, additions or alterations.

OPTION
PERIOD 11. Lessee has the right to extend the Lease term for five (5) consecutive 12 month periods. The annual rent escalation for each of the five 12 month option periods will be determined by using a factor equal to the average of the Consumer Price Index based on rent escalations over the initial 60 month term of this Lease. Responsibility for real estate taxes will continue to be determined in the manner utilized during the initial 60 month Lease term.

ABANDON-
MENT AND
RELENTTING  12. If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises is terminated by Lessor by reason of Lessee's breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may reasonably deem fit subject to Illinois statute; and if a sufficient sum shall not thus be realized monthly, after paying the out-of-pocket expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiencies monthly during the remaining period of this Lease. Lessor shall exercise reasonable efforts to obtain a new lessee to occupy the Premises following abandonment or vacation thereof by Lessee at a rate of rental then prevailing in the Burr Ridge area and upon such other lease terms as are herein contained. Upon abandonment or vacation of the Premises, Lessee's obligation is to restore the Premises to its original condition at the commencement of this Lease and return the Premises to Lessor in good condition and repair, provided, however, Lessee shall not be required to remove any improvements to the Premises approved by Lessor (unless such improvements are special or unique to Lessee's business, as reasonably determined by Lessor, and are so conditioned by Lessor). Lessee shall be solely responsible for the complete removal of any outside storage tank(s) and restoration of the affected location of the tank(s).


HAZARDS/
HAZARDOUS
SUBSTANCES

            13. Lessor hereby represents that no hazardous materials exist on, within, or under the Premises as of the commencement of Lessee's occupancy hereunder in violation of applicable environmental requirements under local, Illinois or Federal law. Lessor hereby consents to Lessee's use and storage of materials which are determined to be hazardous in reasonable quantities on the Premises so long as such materials are necessary or appropriate in connection with Lessee's manufacturing and warehousing uses on the Premises and will be used, kept, and stored and disposed of in a manner that complies with all laws, rules, statutes, and ordinances regulating any such hazardous material so brought upon or used or kept in or about the Premises. Lessee shall not cause or permit any other hazardous material to be brought upon, or kept or used in or about the premises by Lessee, its agents, employees, contractors, or invitees. If Lessee or Lessor breach their respective representations or obligations stated above in this paragraph, or if the presence of hazardous material on or about the Premises caused or permitted by Lessee or Lessor results in contamination of the Premises or Lessor's adjacent property, or if contamination of the Premises or surrounding area by hazardous material otherwise occurs the responsible party (Lessee or Lessor) shall indemnify, defend, and hold harmless the other from any and all claims, judgments damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the present in the soil or ground water on, under or about the Premises of Lessor's adjacent Property. Without limiting the above, if the presence of any hazardous material on or about the Premises caused or permitted by either Lessor or Lessee results in any contamination of the Premises or surrounding area, or causes the Premises or surrounding area to be in violation of any laws, rules, statutes, or ordinances, the responsible party (Lessee or Lessor) shall promptly take all actions at its sole expense as are necessary to return the Premises and surrounding area to the condition existing before the introduction of any such hazardous material; provided that, if Lessee is responsible, Lessor's approval of those actions shall first be obtained, which approval shall not be unreasonably withheld so long as those actions would not potentially have any material adverse long-term or short-term effect on the Premises or surrounding area.

           As used in this Lease, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state of Illinois, or the United States government, including any material which, when present, would require environmental remediation ("clean-up") under any such local, Illinois or Federal law. Lessee shall not allow, keep or use on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules for the applicable Board of Underwriters and statutes and ordinances now or hereafter in force. Further, no unlawful activities of any kind shall be conducted by Lessee on the Premises.

                Nothing in this paragraph 13 shall be construed to impose any additional liability whatsoever upon either of the parties hereto as a result of any acts or omissions of any third parties, specifically including any tenants leasing other space from Lessor.

DEFAULT
BY
LESSEE 14. If Lessee shall vacate or abandon the Premises, or in case of the non-payment of the rent reserved hereby, or any part thereof, or of the breach of any covenant in this Lease, Lessee's right to the possession of the Premises thereupon shall terminate upon written notice to Lessee from Lessor and upon Lessee's failure to cure any such default within sixty (60) days of receipt of such notice, and the mere retention of possession thereafter by Lessee shall constitute a forcible detainer of the Premises; and if the Lessor so elects, but not otherwise, and upon written notice of such election to Lessee, this Agreement shall thereupon terminate, and upon the termination of Lessee's right of possession, as aforesaid, whether this Agreement be terminated or not, Lessee agrees to surrender possession of the Premises immediately, without the receipt of any demand for rent, notice to quit or demand for possession of the Premises whatsoever, and hereby grants to Lessor full and free license to enter into and upon the Premises or any part thereof, to take possession thereof after due process of law, and to expel and to remove Lessee or any other person who may be occupying the Premises or any part thereof, and Lessor may repossess itself of the Premises as of its former estate, but such entry of the Premises shall not constitute a trespass or forcible entry or detainer, nor a waiver of any covenants, agreement or promise in this Agreement contained, to be performed by Lessee. The acceptance of rent, whether in a single instance or repeatedly, after if falls due, or after knowledge of any breach hereof by Lessee, or the giving or making of any notice or demand, whether according to any statutory provision or not, or any act or series of acts except as an express written waiver, shall not be construed as a waiver of Lessor's rights hereunder, or as an election not to proceed under the provisions of this Agreement.

REAL
ESTATE
TAXES 15. Lessor is responsible for the base real estate taxes during the Lease term (or pro-rata amount for any year in which the Premises are not taxable for the entire year), base taxes being defined as the real property tax amount generated by the current equalized assessed valuation of the Premises determined as follows. Since the initial real estate tax amount determined by the Assessor/County Clerk should be for only a portion of a tax year (September 15 - December 31), the base tax amount will be established, for use in subsequent years, in an amount to reflect the full tax amount due if the initial real estate tax amount had been a 365-day year, i.e., the base tax amount shall be increased to reflect an amount which would be equivalent to the taxes for the entire 1994 tax year based upon the real estate tax amount set forth in the tax bill to be issued by the County Clerk for September 15, 1994 through December 31, 1994. The value of any improvements to the Premises subsequent to September 15, 1994, shall not be included in the base tax amount. The Village shall establish such base amount in conjunction with the Assessor/County Clerk's office and shall confirm said amount with the Lessee. Once the equalized assessed valuation (EAV) is determined, then the most current tax rate for property within the same taxing districts shall be applied to said EAV and prorated accordingly for (the appropriate portion of this year. However, the base taxes shall be the amount equal to what an entire year's tax bill would be (e.g., if the EAV was $300,000 and (the current tax rate would produce a tax of $1,000 for all taxing districts for the entire year, then the base tax amount would be $1,000 even though the actual 1994 tax bill may be only $250.00). Following the base year of 1994, the Lessor is subsequently responsible for the base real estate taxes plus an amount not to statement by the village showing the calculation by which lessee's share of such tax bill was calculated. The following is an example of the proper application of this formula:


                    Entire Amount of Real      Lessor Share (maximum
            Tax     Estate Taxes on Premises   increase, year to year,
            Year    (Hypothetical)             is 3% of prior year's share)    Lessee Share
            ----    ------------------------   ----------------------------    ------------
            1994        $1,000.00*                 $1,000.00                       $     0
            1995        $1,100.00                  $1,030.00                       $ 70.00
            1996        $1,200.00                  $1,060.90                       $140.00
            1997        $1,300.00                  $1,092.73                       $207.27
            1998        $1,400.00                  $1,125.51                       $274.49



            * This, of course, would be prorated for purposes of the actual tax bill since the Premises was tax exempt for the portion of the year prior to this Lease being executed, but what would have been the entire year's taxes (if not tax exempt for the entire year) is the base amount used to determine the parties shares of the tax bills for the future.

            Nothing in this paragraph shall limit Lessor or Lessee in the exercise of any rights afforded by Illinois law to challenge any assessment amount arrived at by the Assessor/County Clerk provided that any such challenge shall not delay or excuse the payment obligations of Lessor and Lessee set forth above.

NO RENT
DEDUCTION
OR SET OFF  16. Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

SECURITY
DEPOSIT 17. The security deposit required herein shall be available to Lessor for its use or reimbursement to satisfy any of Lessee's obligations hereunder, if Lessee shall fail to meet or abide by such obligations. Lessor shall otherwise be allowed to use such security deposit monies as permitted by law.

RENT AFTER
NOTICE
OR SUIT 18. It is further agreed, by the parties hereto, that after the service of notice, or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

PAYMENT
OF
COSTS 19. Lessee will pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this Lease.

RIGHTS
CUMULA-
TIVE 20. The rights and remedies of Lessor under this Lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.


FIRE AND
CASUALTY 21. In the event the Premises are substantially damaged by fire or other casualty, Lessor shall, within sixty (60) days, notify Lessee in writing as to whether said Premises will be rebuilt or repaired, and in the event Lessor fails to so notify Lessee, Lessee may, at its option, terminate this Agreement by giving written notice to Lessor within ten (10) days after the expiration of said sixty (60) days. If Lessor so notifies Lessee that the Premises will be rebuilt or repaired, then this Agreement shall continue in effect upon the same terms and conditions; provided, however, if Lessor fails to rebuild or repair said Premises within sixty (60) days following the expiration of the sixty (60) day period in which Lessor must notify Lessee of such action, then Lessee may terminate this Agreement upon written notice to Lessor; and provided further, if Lessor so notifies Lessee that the Premises will be rebuilt or repaired, Lessee may, at its option, terminate this Agreement by giving written notice to Lessor within sixty (60) days after Lessor has so notified Lessee. If Lessor notifies Lessee that the Premises will not be rebuilt or repaired, and same are, in fact, not rebuilt or repaired within 180 days after the occurrence of the fire or other casualty, then this Agreement shall forthwith terminate. The fixed or basic rent herein reserved shall

DEFAULTS 22. If either party shall fail to comply fully with any of its obligations under this Lease including, without limitation, its obligations to make repairs, maintain various policies of insurance, comply with all laws, ordinances and regulations and pay all bills for utilities), then the non-defaulting party shall give notice to the defaulting party regarding the nature and extent of such default and the defaulting party will have sixty (60) days to cure any such default, and if it fails to cure such default, then the non-defaulting party shall have the right, at its option, to cure such breach at the other party's expense. Each party agrees to reimburse the other (as additional rental or otherwise) for all costs and expenses incurred as a result thereof together with interest theron promptly upon demand.


SEVERA-
BILITY 23. Wherever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.


RELATION-
SHIPS
OF PARTIES  24. Nothing contained in this Agreement shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Lessor and Lessee.


NOTICES 25. Every notice, approval, consent or other communication authorized or required by this Agreement shall not be effective unless served in writing and sent by United States registered or certified mail, return receipt requested, directed, if to Lessee to the Premises, and if to Lessor at the address listed on page 1 hereof or such other address as either party may designate by notice from time to time.

WAIVER 26. One or more waivers of any covenant or condition by either party hereto shall not be construed as a wavier of a subsequent breach of the same or any other covenant or condition, and the consent or approval by one party to or of any act by the other party requiring the consenting party's consent or approval shall not be construed to waive or render unnecessary the consenting party's consent or approval to or of any subsequent similar act.


ENTIRE
AGREEMENT   27. No oral statement or prior written matter shall have any force or effect all of which shall merge herein and be superseded hereby.
            No waiver of any provision of this Agreement shall be effective unless in writing, signed by the waiving party. The parties agree that they are not relying on any representations or agreements other than those contained in this Agreement. This Agreement shall not be modified except by a writing subscribed by all parties, nor may this Agreement be canceled by either party except with the written consent of the other, unless otherwise specifically provided herein. The invalidity or unenforceability of any provisions of this Agreement shall not affect or impair any other provision. All captions herein are solely for convenience and shall not be given any legal effect.

        Except as otherwise provided in this Agreement, the covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

        IN WITNESS WHEREOF, the parties hereby set their hands and seals.

LESSOR:                                      LESSEE:




VILLAGE OF BURR RIDGE                        NANOPHASE TECHNOLOGIES CORPORATION
Cook and DuPage Counties, Illinois           Cook County, Illinois





-------------------------------------        -----------------------------------
President, Village of Burr Ridge                     President

-----------------------------               ---------------------------
Clerk, Village of Burr Ridge                       Secretary


Dated:  September 8, 1994              Dated:  September 8, 1994
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                                    [MAP]












   Truck Loading/Unloading Area

   Legend (Premises)

   Paved Parking Area

   Paved Side Walk

   Demising Wall

   Outside Storage Tank Area

   Exhibit A